[GRAPHIC  OMITED]

     Industry  Canada     Industrie  Canada

Certificate              Certificat
of  Amendment            de  modification

Canada  Business         Loi  canadienne  sur
Corporations  Act        les  soci  t  s  par  actions

SUNCOM  TELECOMMUNICATIONS  INC.                         268178-1

Name  of corporation-D nomination de la soci t          Corporation number - Num
                                                        ro  de  la  soci  t

I  hereby  certify that the articles of the above-named corporation were amended
     Je  certifie  que les statuts de la soci t  susmentionn e ont  t  modifi s:

a)  under  section  13 of the Canada Business Cororations Act in accordance with
the  attached  notice;          a) en vertu de l'article 13 de la Loi canadienne
sur  les  soci  t  s  par  actions,  conform  ment   l'avis  ci-joint;

b)  under  section  27 of the Canada Business Corporations Act as set out in the
attached  articles  of  amendment designating a series of shares;          b) en
vertu de l'article 27 de la Loi canadienne sur les soci t s par actions, tel qu'il est indiqu dans les clauses modificatrices ci-jointes d signant une s rie d'actions;

c)  under  section 179 of the Canada Business Corporations Act as set out in the
attached  articles of amendment;          c) en vertu de l'article 179 de la Loi
canadienne sur les soci t s par actions, tel qu'il est indiqu dans les clauses modificatrices ci-jointes

d)  under  section 191 of the Canada Business Corporations Act as set out in the
attached articles of reorganization;          d) en vertu de l'article 191 de la
Loi canadienne sur les soci t s par actions, tel qu'il est indiqu dans les clauses de r organisation ci-jointes

              /s/ signed            March 23, 1999 / le 23 mars 1999
      Director - Directeur          Date of Amendment - Date de modification
     ---------------------          ----------------------------------------

Canada

                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 171)

Canada  Business  Corporations  Act

1  -  Name  of  corporation          2  -  Corporation  No.
SUNCOM  TELECOMMUNICATIONS  INC.             2681781
--------------------------------             -------

3  -  The  articles  of  the  above-named  corporation  are  amended as follows:

1. The authorized capital of the Corporation as set out in Schedule 1 to the Articles of Continuance be amended by deleting paragraph 1.0 of the Schedule and replacing the same with the following:

"1.0 The classes and maximum number of shares of each class that the Corporation is authorized to issue are as follows:

(a)  200,000,000  Common  shares;

(b)  150,000,000  Class  A  Preference  shares,  issuable  in  series;  and

(c)  150,000,000  Class  B  Preference  shares,  issuable  in  series;

The rights, privileges, restrictions and conditions attaching to each such class of shares of the Corporation are hereinafter set out."

2. Any one director or officer of the Corporation be and he is be hereby authorized and directed to execute and deliver to the Director, Canada Business Corporations Act, the necessary documents to give effect to this resolution in accordance with the Canada Business Corporations Act, including, without limitation, Articles of Amendment.









Date                       Signature     Description  of  Office

January  25th,  1999     /s/  signed     Vice  President,  Corporate  Secretary

          FOR  DEPARTMENTAL  USE  ONLY
          Filed
                                        MAR 29 1999
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